UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Genasys Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16262 West Bernardo Drive
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 676-1112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2026, the Board of Directors (the “Board”) of Genasys Inc., a Delaware corporation (the “Company”), elected Lawrence F. Hagenbuch as a director, to hold office until the Company’s next annual meeting of stockholders and until his successor has been duly elected and qualified, and appointed Mr. Hagenbuch to serve as the chairman of the Company’s Audit Committee.

Mr. Hagenbuch, age 59, has, since July 2022, been serving as an Operating Partner at Crossplane Capital, a private equity firm focused on control-oriented investments in middle-market companies. In this role, he works closely with portfolio company management teams and boards on financial performance, capital allocation, operational improvement, and the strengthening of internal controls and reporting processes. Prior to joining Crossplane Capital, Mr. Hagenbuch was a Managing Director with Huron Consulting from August 2018 through May 2022, where he led turnaround and interim management engagements, frequently serving in senior financial and operational leadership roles. His work included improving liquidity, overseeing financial reporting, implementing cost and working capital initiatives, and enhancing control environments.

Earlier in his career, he held operational and financial leadership roles with GE and GE Capital, J. Hilburn, and American National Can, and served as a consultant with AlixPartners and Booz Allen Hamilton, advising companies on restructuring, performance improvement, and financial strategy. Mr. Hagenbuch has significant public company board experience. He has been serving as a director of HireQuest, Inc. (NASDAQ: HQI) since April 2018 and currently serves as Chair of its Audit Committee. He previously served on the Boards of Directors of Remy International, Inc. (NASDAQ: REMY), including on its Audit and Compensation Committees, Arotech Corporation (NASDAQ: ARTX) and Optex Systems Holdings, Inc. (NASDAQ: OPXS), with responsibilities that included oversight of financial reporting, audit processes, and risk management. He began his career as an officer in the United States Navy. Mr. Hagenbuch holds a bachelor’s degree in engineering from Vanderbilt University and an MBA from The Wharton School at the University of Pennsylvania.

As part of his election, Mr. Hagenbuch was granted restricted stock units on the same terms and conditions as the units granted to the remaining non-employee directors on March 17, 2026. Mr. Hagenbuch is expected to be compensated in accordance with the Company’s non-employee director compensation practices.

Item 7.01 Regulation FD Disclosure.

On March 30, 2026, the Company issued a press release in connection with Mr. Hagenbuch’s election, which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and in the corresponding exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 30, 2026, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genasys Inc.

Date:	March 30, 2026	By:	/s/ Richard S. Danforth
Richard S. Danforth Chief Executive Officer